Exhibit 10(v)-7
SUBSIDIARY GUARANTEE
     THIS SUBSIDIARY GUARANTEE (this “Guarantee”) made and delivered as of November 28, 2007, by each of the Subsidiaries of EnergySouth, Inc., a Delaware corporation (“Parent Borrower”), identified on the signature pages of this Guarantee (each a “Guarantor” and collectively the “Guarantors”) in favor of (i) each of the lenders from time to time parties to the Credit Agreement described below (each a “Lender” and collectively the “Lenders”), (ii) Regions Bank, in its capacities as Administrative Agent, Issuing Bank, and Swingline Lender under the terms of the Credit Agreement and the other Loan Documents referred to in the Credit Agreement (in such capacities, the “Administrative Agent”, “Issuing Bank” and “Swingline Lender”, respectively), and (iii) such of the Lenders and their respective Affiliates that are other Secured Parties as provided in the Credit Agreement (the Lenders, the Administrative Agent, the Issuing Bank, the Swingline Lender, and such other Secured Parties collectively referred to herein as the “Guaranteed Parties”).
W I T N E S S E T H:
     WHEREAS, Bay Gas Storage Company, Ltd., an Alabama limited partnership (“Subsidiary Borrower” and, together with Parent Borrower, the “Borrowers”), Parent Borrower, the Lenders, the Administrative Agent, the Issuing Bank, and the Swingline Lender are parties to a certain Amended and Restated Credit Agreement dated as of November 28, 2007 (as the same may be further amended, restated, and supplemented from time to time, the “Credit Agreement”; capitalized terms used in this Guarantee that are defined in the Credit Agreement are used herein with the respective meanings given to such capitalized terms in the Credit Agreement);
     WHEREAS, the Credit Agreement provides for the issuance of the Bay Gas LC for the account of Subsidiary Borrower and the making of Bay Gas Revolving Loans to the Subsidiary Borrower;
     WHEREAS, it is a condition to the ESI Lenders’ obligation to make ESI Revolving Loans and Swingline Loans to Parent Borrower, and to issue Letters of Credit for the account of Parent Borrower, as provided in the Credit Agreement, that each Guarantor, as a Subsidiary, unconditionally guarantee the payment of (i) all ESI Revolving Loans and Swingline Loans to Parent Borrower, (ii) all obligations of Parent Borrower to reimburse the Issuing Bank in respect of LC Disbursements made under the ESI LCs, and (iii) all other Obligations of Parent Borrower and all Subsidiaries, including without limitation, all payments, obligations and liabilities in respect of Hedging Obligations and Treasury Management Obligations owing to any Lenders or their respective Affiliates, as provided in the Credit Agreement (the ESI Revolving Loans and Swingline Loans to Parent Borrower, ESI LC reimbursement obligations of Parent Borrower, and such other Obligations of Parent Borrower and the Subsidiaries being herein collectively referred to as the “Parent Guaranteed Obligations”; the term “Parent Guaranteed Obligations” to include, without limitation (x) all principal and interest due with respect to all ESI Revolving Loans and the Swingline Loans to Parent Borrower outstanding under the terms of the Credit Agreement, all interest and fees accruing on outstanding ESI LCs and unpaid ESI LC reimbursement obligations, and all payments due from, and all interest and fees payable by, any Subsidiaries in respect of Hedging Obligations and Treasury Management Obligations owing to any Lenders or their respective Affiliates, including without limitation, all interest and fees accruing or that would have accrued after the filing of a petition in bankruptcy or other insolvency proceeding (whether or not such claim for interest is allowed or allowable in such proceeding), (y) all commitment fees, Letter of Credit fees, and all other fees, expenses, and amounts otherwise payable by Parent Borrower or any Subsidiaries for reimbursement or indemnification under the terms of the Credit Agreement, any other Loan Document, and any other document evidencing or governing such Hedging Obligations and Treasury Management Obligations, and (z) all renewals, extensions, modifications, and refinancings (in whole or in part) of any of the amounts referred to above);
     WHEREAS, it is a condition to the Issuing Bank’s obligation to issue the Bay Gas LC for the account of Subsidiary Borrower, and to the Bay Gas Lenders’ obligations to make Bay Gas Revolving Loans to the Subsidiary Borrower, as provided in the Credit Agreement, that each Guarantor, as a Subsidiary, unconditionally guarantee the payment of (i) all LC Disbursements made in respect of the Bay Gas LC, (ii) all Bay Gas Revolving Loans, and (iii) all other Obligations of Subsidiary Borrower, including without limitation, all payments, obligations and liabilities in respect of Hedging Obligations and Treasury Management Obligations owing by Subsidiary Borrower to any Lenders or their respective Affiliates, as provided in the Loan Documents (the LC Disbursements made in respect of the Bay Gas LC, the Bay Gas Revolving Loans, and such other Obligations of Subsidiary Borrower being herein collectively referred to as the “Subsidiary Borrower Guaranteed Obligations”; the term “Subsidiary Borrower Guaranteed Obligations” to include, without limitation (x) all principal and interest due with respect to all LC Disbursements made in respect of the Bay Gas LC, all Bay Gas Revolving Loans, and all payments due from, and all interest and fees payable by, Subsidiary Borrower in respect of the Bay Gas LC and all Hedging Obligations and Treasury Management Obligations owing to any Lenders or their respective Affiliates, including, without limitation, all interest and fees accruing or that would have accrued after the filing of a petition in bankruptcy or other insolvency proceeding (whether or not such claim for interest is allowed or allowable in such proceeding), (y) all commitment fees and other fees, expenses and amounts otherwise payable by Subsidiary Borrower for reimbursement or indemnification under the terms of the Credit Agreement, the Bay Gas LC, any other Loan Document, and any other document evidencing or governing such Hedging Obligations and Treasury Management Obligations, and (z) all renewals, extensions, modifications, and refinancings (in whole or in part) of any of the amounts referred to above); and
     WHEREAS, the making of the ESI Revolving Loans and Swingline Loans to Parent Borrower, the issuance of the ESI LCs for the account of Parent Borrower, the issuance of the Bay Gas LC for the account of Subsidiary Borrower, and the making of the Bay Gas Revolving Loans to the Subsidiary Borrower, will result in direct and substantial benefits to each Guarantor;
     NOW, THEREFORE, in order to induce the Guaranteed Parties to make the Loans and otherwise to extend and continue to extend credit to Borrowers hereafter, and in consideration of $10.00 and other good and valuable consideration received by each Guarantor, each Guarantor hereby declares and agrees:
     1. Each Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties, and any transferee of any of the Parent Guaranteed Obligations, jointly and severally, the full and prompt payment when due of all Parent Guaranteed Obligations and all costs, charges and expenses (including reasonable attorneys’ fees) incurred or sustained by the Guaranteed Parties in enforcing the obligations of such Guarantor hereunder. Each Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties, and any transferee of any of the Subsidiary Borrower Guaranteed Obligations, jointly and severally, the full and prompt payment when due of all Subsidiary Borrower Guaranteed Obligations and all costs, charges and expenses (including reasonable attorneys’ fees) incurred or sustained by the Guaranteed Parties in enforcing the obligations of such Guarantor hereunder. If any portion of the Parent Guaranteed Obligations or the Subsidiary Borrower Guaranteed Obligations is not paid when due, each Guarantor hereby agrees to and will immediately pay same, without resort by the Guaranteed Parties to any other person or party. The obligation of each Guarantor to the Guaranteed Parties hereunder is primary, absolute and unconditional, except as may be specifically set forth herein. Any and all payments by each Guarantor hereunder shall be made free and clear of, and without deduction for, any set-off, counterclaim, recoupment, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Taxes (other than taxes applicable to the Guaranteed Party of the types described in the definition of “Excluded Taxes” as set forth in the Credit Agreement), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations). Each Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection.
     2. This Guarantee is continuing in nature and shall be effective with respect to the full amount outstanding under all Parent Guaranteed Obligations and all Subsidiary Borrower Guaranteed Obligations, now existing or hereafter made or extended, and notwithstanding (i) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or like proceeding relating to any Guarantor or Borrower, or any action taken with respect to this Guarantee by any trustee or receiver, or by any court, in any such proceeding, (ii) any lack of validity or enforceability of the Credit Agreement, the Bay Gas LC or the other Loan Documents, or (iii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor. Each Guarantor acknowledges and agrees that the number and amounts of outstanding Parent Guaranteed Obligations and the Subsidiary Borrower Guaranteed Obligations may fluctuate from time to time hereafter, and that Borrowers may make payments to the Guaranteed Parties from time to time hereafter. Each Guarantor expressly agrees that this Guarantee shall continue in full force and effect notwithstanding such fluctuations and payments, and whether or not any Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations are outstanding at any particular time, until such time as all Parent Guaranteed Obligations and Subsidiary Borrower Guaranteed Obligations have been paid in full and any commitment of the Guaranteed Parties under the Credit Agreement has been terminated.

     3. Each Guarantor hereby waives notice of the Guaranteed Parties’ acceptance of this Guarantee and the creation, extension or renewal of any ESI Revolving Loans, Swingline Loans, ESI LCs, or other Parent Guaranteed Obligations, or the Bay Gas LC or any Bay Gas Revolving Loans or other Subsidiary Borrower Guaranteed Obligations. Each Guarantor hereby consents and agrees that, at any time or times, without notice to or further approval from such Guarantor, and without in any way affecting the obligations of such Guarantor hereunder, the Guaranteed Parties may, with or without consideration (i) release, compromise with, or agree not to sue, in whole or in part, Borrowers or any other obligor, guarantor, endorser or surety on any Parent Guaranteed Obligations or any Subsidiary Borrower Guaranteed Obligations, (ii) renew, extend, accelerate, or increase or decrease the principal amount of any Parent Guaranteed Obligations or any Subsidiary Borrower Guaranteed Obligations, either in whole or in part, (iii) amend, waive, or otherwise modify any of the terms of any Parent Guaranteed Obligations or any Subsidiary Borrower Guaranteed Obligations or of any Security Documents or other undertakings of Borrowers or any other obligor, endorser, guarantor or surety in connection with any Parent Guaranteed Obligations or any Subsidiary Borrower Guaranteed Obligations, and (iv) apply any payment received from Borrowers or from any other obligor, guarantor, endorser or surety on any Parent Guaranteed Obligations or any Subsidiary Borrower Guaranteed Obligations to any of the liabilities of Borrowers or of such other obligor, guarantor, endorser, or surety which the Guaranteed Parties may choose.
     4. Each Guarantor hereby consents and agrees that the Guaranteed Parties may at any time or times, either with or without consideration, surrender, release or receive any property or other collateral of any kind or nature whatsoever held by it or for its account securing any Parent Guaranteed Obligations or any Subsidiary Borrower Guaranteed Obligations, or substitute any collateral so held by the Guaranteed Parties for other collateral of like or different kind, without notice to or further consent from such Guarantor, and such surrender, receipt, release or substitution shall not in any way affect the obligations of such Guarantor hereunder. The Guaranteed Parties shall have full authority to adjust, compromise, and receive less than the amount due upon any such collateral, and may enter into any accord and satisfaction agreement with respect to the same as the Guaranteed Parties may deem advisable without affecting the obligations of such Guarantor hereunder. The Guaranteed Parties shall be under no duty to undertake to collect upon such collateral or any part thereof, and no Guarantor’s obligations hereunder shall be affected by the Guaranteed Parties’ alleged negligence or mistake in judgment in handling, disposing of, obtaining, or failing to collect upon or perfect a security interest in, any such collateral.
     5. Each Guarantor hereby waives presentment, demand, protest, and notice of dishonor of any of the liabilities guaranteed hereby. The Guaranteed Parties shall have no duty or obligation (i) to proceed or exhaust any remedy against either Borrower, any other Guarantor or obligor, guarantor, endorser, or surety on any Parent Guaranteed Obligations or any Subsidiary Borrower Guaranteed Obligations, or any other security held by the Guaranteed Parties for any Parent Guaranteed Obligations or any Subsidiary Borrower Guaranteed Obligations, or (ii) to give any notice whatsoever to either Borrower or any other Guarantor, obligor, guarantor, endorser, or surety on any Parent Guaranteed Obligations or any Subsidiary Borrower Guaranteed Obligations, in any case before bringing suit, exercising rights to any such security or instituting proceedings of any kind against any other Guarantor, either Borrower, or any of them, and each Guarantor hereby waives any requirement for such actions by the Guaranteed Parties. Upon default by either Borrower and the Guaranteed Parties’ demand to any Guarantor hereunder, such Guarantor shall be held and bound to the Guaranteed Parties directly as principal debtor in respect of the payment of the amounts hereby guaranteed, such liability of such Guarantor being joint and several with Borrowers, each other Guarantor, and all other obligors, guarantors, endorsers and sureties on any Parent Guaranteed Obligations or any Subsidiary Borrower Guaranteed Obligations.
     6. Each Guarantor hereby waives to the fullest extent possible as against Borrowers and their assets, any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, payment or any other claim, cause of action, right or remedy that would otherwise arise out of any payment by such Guarantor hereunder, notwithstanding the manner or nature of such payment including but not limited to (a) direct payment by such Guarantor, (b) set-off by the Administrative Agent, the Issuing Bank or any Lender against any liability or deposit owed by such entity to such Guarantor, (c) recovery by the Administrative Agent, the Issuing Bank or any Lender against such Guarantor or any property of such Guarantor, as the result of any judgment, judgment lien, or legal process, (d) the application of the proceeds of any disposition of all or any part of the collateral to the repayment or all or any part of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations, or (e) the conveyance of all or any part of any collateral to the Administrative Agent, the Issuing Bank or the Lenders in satisfaction of all or any part of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations, until the indefeasible payment in full of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations. The waivers set forth above are intended by each Guarantor and the Administrative Agent, the Issuing Bank and the Lenders to be for the benefit of Borrowers and such waivers shall be enforceable by Borrowers as an absolute defense to any action by such Guarantor against Borrowers or their assets which action arises out of any payment by any Guarantor hereunder.
     7. As an independent covenant, each Guarantor hereby expressly covenants and agrees for the benefit of the Guaranteed Parties that all obligations and liabilities of either Borrower and any other Subsidiaries of such Borrowers to any Guarantor of whatsoever description, including without limitation, all intercompany receivables of such Guarantor from such Borrower and any such other Subsidiaries of such Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all obligations of such Borrower and any such other Subsidiaries of such Borrower to the Guaranteed Parties under the terms of the Credit Agreement and the other Loan Documents (collectively, the “Senior Claims”). If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have otherwise ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made by either Borrower or any such other Subsidiaries to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.
          In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property,

securities, by set-off or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For purposes of the immediately preceding sentence, “Proceeding” means either Borrower or any Guarantor shall commence a voluntary case concerning itself under the United States Bankruptcy Code or any other applicable bankruptcy laws; or any involuntary case is commenced against either Borrower or any Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of either Borrower or any Guarantor, or either Borrower or any Guarantor commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether commenced against either Borrower or any Guarantor, or either Borrower or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or either Borrower or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or either Borrower or any Guarantor makes a general assignment for the benefit of creditors; or either Borrower or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or either Borrower or any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or either Borrower or any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any organizational action shall be taken by either Borrower or any Guarantor for the purpose of effecting any of the foregoing.
          In the event any direct or indirect payment or distribution is made to a Guarantor in contravention of this Section 7, such payment or distribution shall be deemed received in trust for the benefit of the Guaranteed Parties and shall be immediately paid over to the Administrative Agent for application against the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations, as the case may be, in accordance with the terms of the Credit Agreement.
          Each Guarantor agrees to execute such additional documents as the Administrative Agent may reasonably request to evidence the subordination provided for in this Section 7.
     8. (a) Upon the occurrence of an Event of Default specified in Section 8.1(g) or (h) of the Credit Agreement with respect to either Borrower, all Parent Guaranteed Obligations and Subsidiary Borrower Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other action on the part of the Guaranteed Parties, and regardless of whether payment of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations by Borrowers has then been accelerated. In addition, if any event of the types described in Section 8.1(g) or (h) of the Credit Agreement should occur with respect to any Guarantor, and the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations of the Borrowers have or thereafter become due and payable, then the Parent Guaranteed Obligations and Subsidiary Borrower Guaranteed Obligations shall automatically become immediately due and payable by such Guarantor, without further notice or other action on the part of the Guaranteed Parties.

     (b) Upon the insolvency or bankruptcy of either Borrower, the Guaranteed Parties’ rights hereunder shall not be affected or impaired by their omission to prove all or any portion of their claim, and any Guaranteed Party may in its discretion value or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting any Guarantor’s obligations hereunder. Each Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the liabilities hereby guaranteed is rescinded or must otherwise be returned or restored by the Guaranteed Parties upon the insolvency or bankruptcy of either Borrower or any other Guarantor, obligor, guarantor, endorser or surety on any Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations, all as though such payment had not been made.
     9. This Guarantee is in addition to, and is not intended to supersede or be a substitute for, any other guarantee, suretyship agreement, or instrument which the Guaranteed Parties may hold in connection with any Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations and each Guarantor’s obligations hereunder shall be deemed to be joint and several with the obligations of each other Guarantor.
     10. This Guarantee contains the entire agreement between the parties relating to the subject matter hereof, and no provision hereof may be waived or modified except by a writing executed by each Guarantor and the Guaranteed Parties. There is no understanding that any person other than the Guarantors shall execute this or any similar Guarantee. No Guarantor’s execution of this Guarantee was based upon any facts or materials provided by the Guaranteed Parties, nor was any Guarantor induced to execute this Guarantee by any representation, statement or information made or furnished by the Guaranteed Parties. Each Guarantor further acknowledges and agrees that such Guarantor assumes sole responsibility for independently obtaining any information or reports deemed necessary by such Guarantor in reaching its decision to execute this Guarantee.
     11. The failure or forbearance of the Guaranteed Parties on any occasion to exercise any rights or remedies hereunder or otherwise granted to them by law or another agreement shall not affect the obligations of any Guarantor hereunder and shall not constitute a waiver of such right or remedy or preclude the later or further exercise thereof. Time is of the essence of this Guarantee and each Guarantor’s obligations hereunder.
     12. Any notice or demand which the Guaranteed Parties may be required to give to any Guarantor may be sent or made, at any Guaranteed Party’s option, to or on such Guarantor in the same manner and with the same effect as provided with respect to notices pursuant to Section 10.1 of the Credit Agreement, when delivered, mailed or sent by telecopy to the address or telecopier number indicated for Parent Borrower set forth in Section 10.1 of the Credit Agreement, to the attention of such Guarantor.
     13. This Guarantee shall bind and inure to the benefit of the respective successors and assigns of each Guarantor and the Guaranteed Parties.

     14. If any provision of this Guarantee or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guarantee and the application of such provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each provision of this Guarantee shall be valid and enforceable to the full extent permitted by law.
     15. In addition to and not in limitation of all rights of set-off that the Guaranteed Parties may have under applicable law, the Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Guaranteed Parties have made any demand or the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations all deposits (general or special, time or demand, provisional or final) of any Guarantor then or thereafter held by, and other indebtedness or property then or thereafter owing to any Guarantor by, any of the Guaranteed Parties whether or not related to this Guarantee or any transaction hereunder.
     16. (a) It is the intent of each Guarantor and the Guaranteed Parties that each Guarantor’s maximum obligations hereunder shall be:
               (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code, on or within one year from the date on which any of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under Section 548 of the Bankruptcy Code; or
               (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
               (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of any Guarantor’s obligations under this Guarantee shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”).
     (b) To the end set forth in Section 16(a), but only to the extent that any Guarantor’s obligations under this Guarantee would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its guarantee of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations, or if its guarantee of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any obligations under this Guarantee are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among Guarantors, the maximum Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to the maximum amount which, after giving effect to such reduction, would not cause its guarantee of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be subject to avoidance under the Avoidance Provisions. This Section 16(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the guarantee of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations by any Guarantor to be subject to avoidance under the Avoidance Provisions, and neither any Guarantor nor any other Person shall have any right or claim under this Section 16 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.
     (c) None of the provisions of this Section 16 are intended in any manner to alter the obligations of any holder of any subordinated Indebtedness or the rights of the holders of “senior indebtedness” as provided by the terms of subordinated Indebtedness. Accordingly, it is the intent of each of the Guarantors that, in the event that any payment or distribution is made with respect to any subordinated Indebtedness prior to the payment in full of the Parent Guaranteed Obligations or Subsidiary Borrower Guaranteed Obligations by virtue of the provisions of this Section 16, in any case or proceeding of the kinds described in clauses (i)-(iii) of Section 16(a), the holders of the subordinated Indebtedness shall be obligated to pay or deliver such payment or distribution to or for the benefit of the Guaranteed Parties. Furthermore, in respect of the Avoidance Provisions, it is the intent of each Guarantor that the subrogation rights of the holders of subordinated Indebtedness with respect to the obligations of the Guarantor under this Guarantee, be subject in all respects to the provisions of Section 16(b).
     17. (a) THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF EACH GUARANTOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

     (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Northern District of Georgia, and of any state court of the State of Georgia located in Fulton County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state court or, to the extent permitted by applicable law, such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Guarantee or any other Loan Document against such Guarantor or its properties in the courts of any jurisdiction.
     (c) Each Guarantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in Section 17(b) and brought in any court referred to in Section 17(b). Each Guarantor irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each Guarantor irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement and Section 12 of this Guarantee. Nothing in this Guarantee or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
     (e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.
     18. Upon execution and delivery by any Subsidiary of either Borrower, or by any Designated Affiliate as provided in the Credit Agreement, of an instrument in the form of Annex I, such Person shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an “Additional Guarantor”). The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guarantee.
     19. This Guarantee may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be executed by its duly authorized officer as of the date first above written.

GUARANTORS: ENERGYSOUTH MIDSTREAM, INC.
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

ENERGYSOUTH SERVICES, INC.
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

MGS MARKETING SERVICES, INC.
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

THE PROVISIONS OF SECTION 7 ABOVE HEREBY ACKNOWLEDGED AND AGREED TO:

ENERGYSOUTH, INC. as Parent Borrower
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

BAY GAS STORAGE COMPANY, LTD. as Subsidiary Borrower
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer